UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2012

EMC METALS CORP.
(Exact name of registrant as specified in its charter)

000-54416
(Commission File Number)

British Columbia, Canada	98-1009717
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1430 Greg Street, Suite 501, Sparks, Nevada, 89431
(Address of principal executive offices)(Zip Code)

(775) 355-9500
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01           Other Events.

Pursuant to an Exploration Joint Venture Agreement (the “Agreement”) with Jervois Mining Ltd. (“Jervois”), the Company received the right to earn a 50% joint venture interest in the Nyngan Project, subject to a series of milestones, achievements, and payments. The final two milestones were the delivery of an independent technical report, demonstrating the economic viability of the Nyngan Project (prepared in accordance with the definition of “Feasibility Study” set forth in the Agreement), and a payment to Jervois of A$1.43 million, both due no later than February 28, 2012. On February 24, 2012, the Company delivered to Jervois the A$1.43 million cash payment and an independent technical report entitled “Technical Report on the Feasibility of the Nyngan Scandium Project” dated February 23, 2012 (the “Report”), which was compiled by SNC-Lavalin. The Company subsequently received written notice from Jervois rejecting the Report for the stated reason that the Report does not fall within the definition of “Feasibility Study” provided in the Agreement.

On June 25, 2012, the Company received notice of a claim filed against the Company in the Supreme Court of Victoria in Melbourne, Australia by Jervois seeking an order that the Agreement terminated on February 29, 2012. The Company intends to file a response to the claim within the time permitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC Metals Corp.
Date	June 29, 2012	(Registrant)

/s/ Edward Dickinson
Edward Dickinson, Chief Financial Officer